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                                                                     EXHIBIT 4.9

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                        ASSIGNMENT AND SECURITY AGREEMENT


                            dated as of March 2, 1999


                                     between


                               CE GENERATION, LLC


                                       and


                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION,
                               as Collateral Agent



================================================================================

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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE 1
    DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION..........................1

                                    ARTICLE 2
        GRANT OF SECURITY INTERESTS.......................................2

Section 2.1  Assignment and Grant of Security Interest....................2
Section 2.2  Security Interest Absolute...................................3
Section 2.3  Power of Attorney............................................4
Section 2.4  CE Generation's Duties.......................................6
Section 2.5  Effective as a Financing Statement...........................6
Section 2.6  CE Generation Operations.....................................7

                                    ARTICLE 3
     GENERAL REPRESENTATIONS AND WARRANTIES...............................7

Section 3.1  Necessary Filings............................................7
Section 3.2  No Liens.....................................................7
Section 3.3  Other Financing Statements...................................7
Section 3.4  Legal Name; Chief Executive Office...........................8

                                    ARTICLE 4
           GENERAL COVENANTS..............................................8

Section 4.1  No Other Liens...............................................8
Section 4.2  Chief Executive Office.......................................8
Section 4.3  Supplements; Further Assurances, etc.........................8
Section 4.4  Financing Statements.........................................9
Section 4.5  Maintenance of Records.......................................9
Section 4.6  Protection of Collateral Agent's Interests...................9
Section 4.7  Control.....................................................10

                                    ARTICLE 5
     SPECIAL PROVISIONS CONCERNING RECEIVABLES...........................10

Section 5.1  Payments Under Receivables..................................10
Section 5.2  Direction to Account Debtors; Actions Taken

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             Upon Event of Default.......................................10
Section 5.3  CE Generation Remains Liable Under Receivables..............11

                                    ARTICLE 6
     SPECIAL PROVISIONS CONCERNING CONTRACTS.............................11

Section 6.1  Security Interest in Contract Rights........................11
Section 6.2  Further Protection..........................................12
Section 6.3  Payments Under Contracts....................................12
Section 6.4  Direction to Account Debtors; Actions Taken
             Upon Event of Default.......................................12
Section 6.5  CE Generation Remains Liable Under Contracts................13
Section 6.6  Cure of Default Under Contracts.............................13
Section 6.7  Remedies....................................................13

                                    ARTICLE 7
   SPECIAL PROVISIONS CONCERNING GENERAL INTANGIBLES.....................14

Section 7.1  Patents.....................................................14
Section 7.2  Remedies....................................................14

                                    ARTICLE 8
   REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT.......................14

Section 8.1  Events of Default; Obtaining the CE Generation
             Collateral Upon Default.....................................14
Section 8.2  Remedies; Disposition of the CE Generation Collateral.......17
Section 8.3  Purchase of the CE Generation Collateral....................17
Section 8.4  Waiver......................................................18
Section 8.5  Discontinuance of Proceedings...............................19
Section 8.6  Limitation on Duties Regarding Preservation
             of CE Generation Collateral.................................19
Section 8.7  Application of Proceeds.....................................19
Section 8.8  Expenses....................................................19

                                    ARTICLE 9
            MISCELLANEOUS................................................20

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Section 9.1  Notices.....................................................20
Section 9.2  Continuing Security Interest................................20
Section 9.3  Release.....................................................20
Section 9.4  Reinstatement...............................................20
Section 9.5  Independent Security........................................21
Section 9.6  Amendments..................................................21
Section 9.7  Successors and Assigns......................................21
Section 9.8  Third Party Beneficiaries...................................22
Section 9.9  Survival....................................................22
Section 9.10 No Waiver; Remedies Cumulative..............................22
Section 9.11 Counterparts................................................22
Section 9.12 Headings Descriptive........................................22
Section 9.13 Severability................................................22
Section 9.14 Governing Law; Submission to Jurisdiction and
             Venue; Waiver of Jury Trial.................................22
Section 9.15 Entire Agreement............................................24
Section 9.16 Limitation of Liability.....................................24


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                        ASSIGNMENT AND SECURITY AGREEMENT
                        ---------------------------------

            This ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of March 2, 1999, is entered into by CE Generation, LLC ("CE Generation"), a Delaware limited liability company, in favor of Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent (together with its successors in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Indenture referred to below) under the Collateral Agency and Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), among CE Generation, the Assignors (as defined in the Indenture referred to below), Chase Manhattan Bank & Trust Company, National Association, as trustee (together with its successors in such capacity, the "Trustee") and as depositary bank (together with its successors in such capacity, the "Depositary Bank"), and the other Secured Parties.

                              W I T N E S S E T H:

            WHEREAS, CE Generation is issuing $400,000,000 in principal amount of its 7.416% Senior Secured Bonds Due December 15, 2018 (the "Initial Securities") pursuant to the Indenture, dated as of the date hereof (the "Indenture"), between CE Generation and the Trustee;

            WHEREAS, it is a condition precedent to the issuance of the Securities under the Indenture that CE Generation execute and deliver this Agreement;

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agree as follows:

                                    ARTICLE 1
                  DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION

            (a) Unless otherwise defined herein, all capitalized terms used herein but not defined herein shall have the meanings set forth in the Indenture.

            (b) Commercial terms used but not otherwise defined herein shall have the meanings specified for such terms in the Uniform Commercial Code as in effect from time to time in the State of New York.

                                    ARTICLE 2
                           GRANT OF SECURITY INTERESTS

         Section 2.1 Assignment and Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations, whether now existing or hereafter arising and howsoever evidenced, CE Generation hereby assigns, transfers and grants to the Collateral Agent and hereby creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a continuing Lien on and security interest of first priority (subject to Permitted Liens) in all of the right, title and interest of CE Generation in, to and under all of the following, whether now existing or hereafter from time to time acquired (collectively, the "CE Generation Collateral"):

     (i)    all Accounts;

     (ii)   all Receivables;

     (iii)  all Inventory;

     (iv)   all Equipment;

     (v)    all General Intangibles;

     (vi)   all Financial Assets;

     (vii) all Investment Property, provided that the CE Generation Collateral shall not include the capital stock of Magma Power Company, a Nevada corporation, owned by CE Generation;

     (viii) all Contracts and all Contract Rights;

     (ix) all Governmental Approvals, provided that any Governmental Approval which by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein were granted hereunder is expressly excepted and excluded from such Lien and the terms of this Agreement to the extent, and only to the extent, necessary so as to avoid such voidness, voidability, terminability or revocability;

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     (x)    all Fixtures;

     (xi)   all Insurance Policies;

     (xii) all bank accounts, Securities Accounts and trust accounts of CE Generation, all cash, securities, instruments, Investment Property, Financial Assets, Security Entitlements and other property from time to time held in, or credited to, such accounts and all interest and income earned on any such cash, securities, instruments, Investment Property, Financial Assets, Security Entitlements and other property;

     (xiii) without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, credits, claims, demands and assets of CE Generation, whether now existing or hereafter acquired from time to time and whether or not of a type which may be subject to a security interest under the Uniform Commercial Code as in effect from time to time in the State of New York; and

     (xiv) any and all additions and accessions to any of the foregoing, all improvements thereto, all substitutions and replacements therefor and all products and Proceeds thereof;

            (b) The security interest granted to the Collateral Agent pursuant to this Agreement extends to all CE Generation Collateral of the kind which is the subject of this Agreement which CE Generation may acquire at any time during the continuation of this Agreement, whether such CE Generation Collateral is in transit or in CE Generation's, the Collateral Agent's, any Secured Party's or any other Person's constructive, actual or exclusive occupancy or possession.

            (c) Notwithstanding the foregoing, monies distributed from the Distribution Suspense Account in accordance with the requirements of the Depositary Agreement shall be released from the security interests created hereunder and shall not constitute CE Generation Collateral.

         Section 2.2 Security Interest Absolute. All rights of the Collateral Agent and all security interests created hereunder shall be absolute and unconditional irrespective of any circumstance or occurrence whatsoever, including, without limitation:

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            (i) any lack of validity or enforceability of all or any part of the
         Secured Obligations or of any security therefor or of any of the Financing Documents or any other agreement or instrument relating thereto (other than against the Collateral Agent);

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from or exercise or non-exercise of any right under any of the Financing Documents or any other agreement or instrument relating thereto;

            (iii) any exchange, release or non-perfection of any other collateral for, or any release or amendment or waiver of or consent to any departure from any guaranty for, all or any of the Secured Obligations; or

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, CE Generation.

         Section 2.3 Power of Attorney. (a) Without limiting any other rights or powers granted to the Collateral Agent hereunder, CE Generation hereby constitutes and appoints the Collateral Agent, or any Person or agent whom the Collateral Agent may designate, as CE Generation's attorney-in-fact, at CE Generation's cost and expense, (x) in the case of the powers listed in clause
(vii) below, to exercise such powers at any time, or (y) in the case of any other powers listed below, to exercise all or any of such powers in accordance with Section 8.1 upon the occurrence and during the continuance of an Event of Default, which powers, in either case, being coupled with an interest, shall be irrevocable until the Termination Date:

            (i) To receive, take, endorse, sign, assign and deliver, all in the Collateral Agent's name or CE Generation's name, any and all checks, notes, drafts and other documents or instruments relating to the CE Generation Collateral;

            (ii) To receive, open and dispose of all mail addressed to CE Generation and to notify postal authorities to change the ad dress for delivery thereof to such address as the Collateral Agent designates;

            (iii) To request from account debtors of CE Generation in CE Generation's name or in the Collateral Agent's

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          name, information concerning the Receivables and the amounts owing thereon;

            (iv) To transmit to account debtors indebted on Receivables notice of the Collateral Agent's interest therein;

            (v) To notify account debtors indebted on Receivables to make payment directly to the Collateral Agent;

            (vi) To take or bring, in CE Generation's name or the Collateral Agent's name, all steps, actions, suits or proceedings deemed by the Collateral Agent to be necessary or desirable to enforce or effect collection of the Receivables;

            (vii) To prepare, sign and file any Financing Statements in the name of CE Generation as debtor for the purpose of perfecting Liens;

            (viii) To take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the covenants of CE Generation contained in the Financing Documents;

            (ix) To sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the CE Generation Collateral;

            (x) To defend any suit, action or proceeding brought against CE Generation;

            (xi) To settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate;

            (xii) Generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the CE Generation Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and CE Generation's expense, at any

                                       5
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          time, or from time to time, all acts and things which the Collateral
          Agent deems reasonably necessary to protect, preserve or realize upon the CE Generation Collateral and the Liens of the Collateral Agent thereon;

            (xiii) To execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the CE Generation Collateral;

            (xiv) To exercise any and all of CE Generation's rights, powers and remedies under any Contract in accordance with Section 6.7; and

            (xv) To exercise any and all other rights, remedies, powers and privileges of CE Generation with respect to the CE Generation Collateral.

            (b) CE Generation hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. CE Generation hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Collateral Agent shall be acting in its own interest and on behalf of the Secured Parties, and CE Generation acknowledges and agrees that the Collateral Agent and the Secured Parties shall have no fiduciary duties to CE Generation and CE Generation hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

         Section 2.4 CE Generation's Duties. Anything herein contained to the contrary notwithstanding, the Collateral Agent shall not have any obligations or liabilities under or with respect to any CE Generation Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of CE Generation under or with respect to any CE Generation Collateral.

         Section 2.5 Effective as a Financing Statement. This Agreement shall also be effective as a Financing Statement covering any CE Generation Collateral and may be filed in any appropriate filing or recording office. A carbon, photographic, facsimile or other reproduction of this Agreement or of any Financing Statement relating to this Agreement shall be sufficient as a Financing Statement for any of the purposes referred to in the preceding sentence.

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         Section 2.6 CE Generation Operations. Nothing contained herein shall prevent CE Generation from undertaking its operations in the ordinary course in accordance with the terms of the Financing Documents prior to the exercise by the Collateral Agent of any of its rights to the contrary.

                                    ARTICLE 3
                     GENERAL REPRESENTATIONS AND WARRANTIES

         CE Generation represents and warrants, as of the date of this Agreement and the Closing Date, as follows, which representations and warranties shall survive execution and delivery of this Agreement and the making and repayment of the Secured Obligations:

         Section 3.1 Necessary Filings. Upon the filing of the Financing Statements in the form attached as Schedule I hereto in the jurisdictions noted on such Financing Statements, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by to the Collateral Agent hereby in respect of the CE Generation Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the CE Generation Collateral constitutes a valid and enforceable perfected security interest therein superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers (except that the CE Generation Collateral may be subject to Permitted Liens).

         Section 3.2 No Liens. CE Generation is the owner of all of its right, title and interest in the CE Generation Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens).

         Section 3.3 Other Financing Statements. There is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) executed by CE Generation, or, to the knowledge of CE Generation, by any other Person covering or purporting to cover any interest of any kind in the CE Generation Collateral (other than Permitted Liens), except Financing Statements filed or to be filed in respect of and covering the security interests granted hereby.

         Section 3.4 Legal Name; Chief Executive Office. The legal name of CE Generation is "CE Generation, LLC." The chief executive office of CE Generation and the office where CE Generation keeps its records concerning the CE Generation Collateral is located at:

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         302 South 36th Street
         Suite 400
         Omaha, Nebraska 68131

                                    ARTICLE 4
                                GENERAL COVENANTS

         CE Generation hereby covenants and agrees from and after the date of this Agreement until the indefeasible payment in full in cash or cash equivalents of the Secured Obligations and the termination of this Agreement in accordance with the provisions of Section 9.3:

         Section 4.1 No Other Liens. CE Generation shall not create, incur or permit to exist, shall defend the CE Generation Collateral against and shall take such other action as is necessary to remove, any Lien or claim on or to the CE Generation Collateral (other than Permitted Liens), and shall defend the right, title and interest of the Collateral Agent in and to any of the CE Generation Collateral against the claims and demands of all Persons whomsoever.

         Section 4.2 Chief Executive Office. CE Generation shall not establish a new location for its chief executive office or change its name until (i) it has given to the Collateral Agent not less than thirty (30) days prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the CE Generation Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 4.3 Supplements; Further Assurances, etc. CE Generation shall at any time and from time to time, at the expense of CE Generation, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the CE Generation Collateral.

         Section 4.4 Financing Statements. CE Generation agrees to sign and deliver to the Collateral Agent and the other Secured Parties such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction), in form acceptable to the Collateral Agent, as the Collateral Agent may from time to

                                       8
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time reasonably request or as are necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other applicable law. CE Generation shall pay any applicable filing fees and related expenses. CE Generation authorizes the Collateral Agent to file any such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) without the signature of CE Generation.

         Section 4.5 Maintenance of Records. CE Generation shall keep and maintain, at its own cost and expense, records of the CE Generation Collateral, including, but not limited to, records of all payments received and all credits granted thereon (subject to customary record retention policies for similar companies located in the United States), and CE Generation shall make the same available to the Collateral Agent and the Secured Parties for inspection at CE Generation's chief executive office, at CE Generation's own cost and expense, at any and all reasonable times upon reasonable prior notice. If an Event of Default occurs and continues, and if the Collateral Agent, in accordance with
Section 8.1 so directs, CE Generation shall, at its own cost and expense, (a) deliver all tangible evidence that the Collateral Agent may request of the CE Generation Collateral and books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by CE Generation) and (b) legend in form and substance reasonably satisfactory to the Collateral Agent, the CE Generation Collateral, as well as books, records and documents of CE Generation evidencing or pertaining to the CE Generation Collateral, with an appropriate reference to the fact that the items constituting the CE Generation Collateral have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

         Section 4.6 Protection of Collateral Agent's Interests. CE Generation shall do nothing to impair the rights of the Collateral Agent or any other Secured Party in the CE Generation Collateral; provided that CE Generation may dispose of any Collateral subject to the requirements of the Indenture and the other Financing Documents. CE Generation assumes all liability and responsibility in connection with the CE Generation Collateral and the liability of CE Generation with respect to the Secured Obligations shall in no way be affected or diminished by reason of the fact that the CE Generation Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to CE Generation.

                                    ARTICLE 5


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                    SPECIAL PROVISIONS CONCERNING RECEIVABLES

         Section 5.1 Payments Under Receivables. (a) If CE Generation shall receive directly from any account debtor or other obligor under any Receivable any payments under the Receivables, CE Generation shall receive such payments in a constructive trust in the name of the Collateral Agent for the benefit of the Secured Parties, shall segregate such payments from CE Generation's other funds and shall forthwith transmit and deliver such payments to the Collateral Agent in the same form as so received (with any necessary endorsement).

            (b) All amounts received by the Collateral Agent pursuant to this
Section 5.1 shall be applied as set forth in this Agreement or the Depositary Agreement, as appropriate.

         Section 5.2 Direction to Account Debtors; Actions Taken Upon Event of Default. (a) CE Generation agrees that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, at its option, directly notify the account debtors or obligors with respect to any Receivables to make payments with respect thereto directly to it.

            (b) CE Generation agrees to be bound by any collection, compromise, forgiveness, extension or other action taken by the Collateral Agent pursuant to the terms of this Agreement with respect to the Receivables following the occurrence and during the continuance of an Event of Default.

         Section 5.3 CE Generation Remains Liable Under Receivables. Anything herein to the contrary notwithstanding (including, without limitation, the grant of any rights to the Collateral Agent), neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of CE Generation under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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

                                    ARTICLE 6
                     SPECIAL PROVISIONS CONCERNING CONTRACTS

         Section 6.1 Security Interest in Contract Rights. CE Generation's grant to the Collateral Agent, pursuant to Section 2.1, of a security interest in all of its right, title and interest in and to each and all of the Contracts and the contract rights thereunder, includes, but is not limited to:

            (a) all (i) rights to payment under or with respect to any Contract and (ii) payments due and to become due under or with respect to any Contract, in each case whether as contractual obligations, damages, indemnity payments or otherwise;

            (b) all of CE Generation's claims, rights, powers, privileges and remedies under any Contract including, but not limited to, all of the representations and guarantees contained in the Contracts; and

            (c) all of CE Generation's rights under any Contract to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract to demand, receive, enforce or collect any of the foregoing rights or any property the subject of any of the Contracts, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action which, in the opinion of the Collateral Agent, may be necessary or advisable in connection with any of the foregoing (the Contracts, together with all of the foregoing in this Section 6.1, the "Contract Rights");

provided, however, that until the occurrence and continuance of an Event of Default, notwithstanding anything else herein to the contrary, CE Generation may exercise all of its rights, powers, privileges and remedies under the Contracts in accordance with the Financing Documents; provided, further that if an Event of Default has occurred and is continuing, the Collateral Agent shall be entitled to perform (including, without limitation, by satisfying any payment obligation), or cause the performance of, any Contract in accordance with
Section 8.1.

         Section 6.2 Further Protection. CE Generation warrants and shall defend the title to the Contract Rights against the claims and demands of any Person (other than with respect to Permitted Liens) and hereby grants the Collateral Agent full power and authority, upon the occurrence or during the continuance of an Event of Default, to take all actions in accordance with Section 8.1 as the Collateral Agent deems necessary or advisable to effectuate the provisions set forth in this Section 6.2.

         Section 6.3 Payments Under Contracts. (a) If CE Generation shall receive directly from any party to any of the Contracts any payments under any of the Contracts, CE Generation shall receive such payments in a constructive trust in the name of the Collateral Agent for the benefit of the Secured Parties, shall segregate such payments from CE Generation's other funds and shall forthwith transmit and deliver such payments to the Collateral Agent in the same form as so received (with any necessary endorsement).

            (b) All amounts received by the Collateral Agent pursuant to this
Section 6.3 shall be applied as set forth in this Agreement or the Depositary Agreement as appropriate.

         Section 6.4 Direction to Account Debtors; Actions Taken Upon Event of Default. (a) CE Generation agrees that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, at its option, directly notify any party under any Contract to make payments with respect thereto directly to it.

            (b) CE Generation agrees to be bound by any collection, compromise, forgiveness, extension or other action taken by the Collateral Agent pursuant to the terms of this Agreement with respect to the Contracts following the occurrence and during the continuance of an Event of Default.

         Section 6.5 CE Generation Remains Liable Under Contracts. Anything herein to the contrary notwithstanding (including, without limitation, the grant of any rights to the Collateral Agent), neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of CE Generation under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Section 6.6 Cure of Default Under Contracts. If any default by CE Generation under any Contract that has given rise to an Event of Default shall occur and be continuing, the Collateral Agent shall in accordance with Section
8.1 be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to CE Generation and to the parties to the Contract or Contracts for which the Collateral Agent intends to remedy the default. Any cure by the Collateral Agent of CE Generation's default under any of the Contracts shall not be construed as an assumption by the Collateral Agent or any Secured Party of any obligations, covenants or agreements of CE Generation under such Contract, and neither the Collateral Agent nor any Secured Party shall be liable to CE Generation or any other Person as a result of any actions undertaken by the Collateral Agent incuring or attempting to cure any such default, except in the case of gross negligence or willful misconduct of the Collateral Agent. This Agreement shall not be deemed to release or to affect in any way the obligations of CE Generation under the Contracts.

         Section 6.7 Remedies. Upon the occurrence of any Event of Default and the continuance thereof, the Collateral Agent shall have the rights set forth in
Article 8 and shall be entitled to (i) enforce all remedies, rights, powers and privileges of CE Generation under any or all of the Contracts, and/or (ii) substitute itself or any nominee or trustee of the Collateral Agent in lieu of CE Generation as party to any of the Contracts and notify the obligor of any Contract Right (CE Generation hereby agreeing to deliver any such notice at the request of the Collateral Agent) that all payments and performance under the relevant Contract shall be made or rendered to the Collateral Agent or such other Person as the Collateral Agent may designate.

                                    ARTICLE 7
                SPECIAL PROVISIONS CONCERNING GENERAL INTANGIBLES

         Section 7.1 Patents. If CE Generation hereafter acquires rights in any patent, CE Generation shall deliver to the Collateral Agent within thirty (30) days of such acquisition a copy of such patent.

         Section 7.2 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, by written notice to CE Generation (provided that if any Event of Default under clause (e) or (f) of Section 6.1 of the Indenture or any similar event of default under any other Financing Document shall have occurred, the declaration described in this Section 7.2 shall not be required and shall be deemed to have been made upon the occurrence of such Event of Default), may (a) declare the entire right, title and interest of CE Generation in any patents to be vested in the Collateral Agent, in which event such right, title and interest immediately shall vest in the Collateral Agent, in which case CE Generation agrees to execute an assignment, in form and substance satisfactory to the Collateral Agent, of all of its rights, title and interest in and to such patents such patent rights to the Collateral Agent; (b) take and practice or sell such other patents, or take and use or sell CE Generation's assets secured under this Agreement and all other elements of CE Generation's ongoing business secured under this Agreement, and the right to carry on the business of CE Generation in connection with which such patents have been used; and (c) direct CE Generation to refrain, in which event CE Generation shall refrain, from practicing under such patent rights directly or indirectly, and if requested by the Collateral Agent, CE Generation shall change execute any other and further documents which the Collateral Agent may request further to confirm the foregoing and to transfer to the Collateral Agent ownership of CE Generation's rights to such patents.

                                    ARTICLE 8
                 REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

         Section 8.1 Events of Default; Obtaining the CE Generation Collateral Upon Default. If an Event of Default has occurred and is continuing, the Collateral Agent, in addition to its other rights and remedies hereunder and the rights of the Secured Parties under the Financing Documents, shall be entitled to do any of the following:

            (a) exercise any rights or remedies granted to a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction or under any other relevant law to enforce this Agreement and the security interests contained herein;

            (b) proceed to protect and enforce the rights vested in it by this Agreement, including, but not limited to, the right to substitute itself or any of its nominees or trustees in lieu of CE Generation, to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contracts, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law whether in

         CE Generation's name, in the Collateral Agent's name or in the name of any of the Collateral Agent's designees;

            (c) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Secured Obligations or any rights hereunder or included in the CE Generation Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Secured Obligations are issued or secured, subject in each case to the provisions and requirements thereof;

            (d) sell, assign or otherwise liquidate any or all of the CE Generation Collateral or cause the CE Generation Collateral to be sold or otherwise disposed of and take possession of the proceeds of any such sale or liquidation;

            (e) incur reasonable expenses, including reasonable attorneys' fees, consultants' fees and other costs appropriate to the exercise of any right or power under this Agreement;

            (f) perform any obligation of CE Generation hereunder or under any other Financing Document, and make payments, purchase, contest or compromise any encumbrance, charge or Lien, and pay taxes and expenses, without, however, any obligation so to do;

            (g) take possession of the CE Generation Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon any location where the same may be located, control, manage, operate, rent or lease the CE Generation Collateral, collect all rents and income from the CE Generation Collateral and apply the same to reimburse the Secured Parties for any costs or expenses incurred hereunder or under any of the Financing Documents and to the payment or performance of CE Generation's obligations hereunder or under any of the Financing Documents and apply the balance to the Secured Obligations;

            (h) secure the appointment of a receiver of the CE Generation Collateral or any part thereof; or

            (i) take possession of the CE Generation Collateral or any part thereof by directing CE Generation in writing to turn over the CE Generation Collateral to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event CE Generation shall at its own expense

               (1) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

               (2) store and keep any CE Generation Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent, and

               (3) while CE Generation Collateral shall be so stored and kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such CE Generation Collateral in good condition.

The parties hereto hereby agree that CE Generation's obligation to deliver the CE Generation Collateral as set forth above is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by CE Generation of such obligation.

         Section 8.2 Remedies; Disposition of the CE Generation Collateral. (a) If an Event of Default has occurred and is continuing, any CE Generation Collateral, whether or not repossessed by the Collateral Agent pursuant to
Section 8.1, may be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable, as fully and completely as though the Collateral Agent were the absolute owner thereof.

            (b) If an Event of Default has occurred and is continuing, subject to clause (a) of this Section 8.2, any CE Generation Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent, upon consultation with such Persons, including independent consultants and engineers, as it shall deem appropriate, shall determine to be commercially reasonable. Any such disposition shall be made upon not less than ten (10) Business Days' written notice to CE Generation specifying the time such disposition is to be made and, if such disposition shall be a public sale, specifying the place of such sale. Any such sale may be adjourned by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. CE Generation hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which CE Generation Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received or does not offer the CE Generation Collateral to more than one offeree. All fees of the Collateral Agent and all expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the CE Generation Collateral.

            Section 8.3 Purchase of the CE Generation Collateral. Any purchaser of all or any part of the CE Generation Collateral shall, upon any such purchase, acquire good title to the CE Generation Collateral so purchased, free of the security interests created by this Agreement.

            Section 8.4 Waiver. (a) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, CE GENERATION HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE CE GENERATION COLLATERAL PURSUANT TO THE TERMS OF THIS AGREE MENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH CE GENERATION WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE OR UNDER ANY OTHER RELEVANT LAW AND CE GENERATION HEREBY FURTHER WAIVES:

               (i) all damages occasioned by such taking of possession, except any damages which are finally judicially determined to have been the direct result of the Collateral Agent's gross negligence or willful misconduct;

               (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

               (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the CE Generation Collateral or any portion thereof pursuant to the terms of this Agreement, and CE Generation, for itself and all who may claim under it, insofar as it or they may now or hereafter lawfully do so, hereby waives the benefit of such laws.

            (b) Without limiting the generality of the foregoing, CE Generation hereby waives and releases any and all rights to require the Collateral Agent or the Secured Parties to collect any of the Secured Obligations from any specific item or items of CE Generation Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Secured Obligations or from any collateral (other than the CE Generation Collateral) for any of the Secured Obligations.

            (c) Any sale of, or the grant of options to purchase, or any other realization upon, any CE Generation Collateral pursuant to the terms of this Agreement shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of CE Generation therein and thereto, and shall be a perpetual bar both at law and in equity against CE Generation and against any and all Persons claiming or attempting to claim the CE Generation Collateral so sold, optioned or realized upon, or any part thereof, from, through or under CE Generation.

         Section 8.5 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then, in every such case, CE Generation, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the CE Generation Collateral, subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

         Section 8.6 Limitation on Duties Regarding Preservation of CE Generation Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the CE Generation Collateral in its possession, under Section 9-207 of the Uniform Commercial Code as in effect from time to time in the State of New York or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. In any event, (i) the Collateral Agent shall have no obligation hereunder to take any steps to preserve rights against prior parties to any CE Generation Collateral and (ii) none of the Collateral Agent, any Secured Party or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the CE Generation Collateral or for any delay in doing so or be under any obligation to sell or otherwise dispose of any CE Generation Collateral upon the request of CE Generation or otherwise.

         Section 8.7 Application of Proceeds. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the CE Generation Collateral in accordance with the relevant provisions of the Intercreditor Agreement. For the avoidance of doubt, it is understood that CE Generation shall remain liable to the extent of any deficiency between the amount of the proceeds of the CE Generation Collateral and the aggregated amount of the Secured Obligations.

         Section 8.8 Expenses. CE Generation shall upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, and any transfer taxes, in each case payable upon sale of the CE Generation Collateral, which the Collateral Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from or other realization upon, any of the CE Generation Collateral pursuant to the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (ii) the failure by CE Generation to perform or observe any of the provisions hereof, together with interest thereon from the date of demand at a rate per annum equal to the Default Rate. Any amount payable by CE Generation pursuant to this
Section 8.8 shall be payable on demand and shall constitute Secured Obligations secured hereby.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below its signature hereto or to such other address as may be designated by any party in a written notice to the other parties hereto.

         Section 9.2 Continuing Security Interest. This Agreement shall create a continuing Lien on the CE Generation Collateral until the release thereof pursuant to Section 9.3.

         Section 9.3 Release. Upon the indefeasible payment in full in cash or cash equivalents of all of the Secured Obligations, the Collateral Agent, upon the request, and at the expense, of CE Generation, shall execute and deliver all such documentation necessary to release the Liens created pursuant to this Agreement.

         Section 9.4 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of CE Generation or upon the appointment of any intervenor or conservator of, or trustee or similar official for, CE Generation or any substantial part of CE Generation's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

         Section 9.5 Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Security Documents. The execution of any other Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. CE Generation hereby waives its rights to plead or claim in any court that the execution of any other Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from CE Generation or from any third party and/or release such security without notifying CE Generation and without affecting in any way the obligations of CE Generation under the Security Documents or the other Financing Documents. The Collateral Agent shall determine if any security conferred upon the Secured Parties under the Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced. Notwithstanding the foregoing, this Agreement is subject to the Intercreditor Agreement.

         Section 9.6 Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by CE Genera tion therefrom, shall in any event be effective without the prior written consent of the Collateral Agent and none of the CE Generation Collateral shall be released without the written consent of the Collateral Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 9.7 Successors and Assigns. This Agreement shall be binding upon CE Generation and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns. CE Generation may not assign or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Collateral Agent.

         Section 9.8 Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Secured Parties and their respective successors and assigns.

         Section 9.9 Survival. All agreements, statements, representations and warranties made by CE Generation herein or in any certificate or other instrument delivered by CE Generation or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the Secured Parties and shall survive the execution and delivery of this Agreement and the other Financing Documents until termination thereof or the indefeasible payment in full in cash or cash equivalents of all of the Secured Obligations regardless of any investigation made by the Collateral Agent or the Secured Parties, or made on their behalf.

         Section 9.10 No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between CE Generation and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

         Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 9.12 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 9.13 Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 9.14 Governing Law; Submission to Jurisdiction and Venue; Waiver of Jury Trial. (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

            (b) Any legal action or proceeding against CE Generation with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, CE Generation hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. CE Generation agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon CE Generation and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. CE Generation hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, CE Generation agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. CE Generation further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to CE Generation at its address referred to in Section 9.1, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against CE Generation in any other jurisdiction.

            (c) CE Generation hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Financing Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (d) WITH REGARD TO THIS AGREEMENT, CE GENERATION AND THE COLLATERAL AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

         Section 9.15 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

         Section 9.16 Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement and the other Transaction Documents, the liability and obligation of CE Generation to perform and observe and make good the obligations contained in this Agreement and the other Security Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any officer, director or shareholder or related Person of CE Generation or any Secured Party, and the Collateral Agent, for itself and its successors and assigns, and on behalf of the Secured Parties, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any officer, director or shareholder or related Person of CE Generation under or by reason of or in connection with this Agreement and agrees to look solely to CE Generation and the security and Collateral held under or in connection with the Security Documents for the enforcement of such liability and obligation of CE Generation.

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                                       24

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amended and Restated Assignment and Security Agreement as of the day and year first above written.

                            CE GENERATION, LLC

                            By: /s/ Steven A. McArthur
                                -------------------------------
                                Name:  Steven A. McArthur
                                Title: Executive Vice President

                            Address for Notices:
                            --------------------
                            302 South 36th Street
                            Suite 400
                            Omaha, Nebraska 68131
                            Telecopy: 402-231-_____

                            CHASE MANHATTAN BANK AND TRUST
                            COMPANY, NATIONAL ASSOCIATION
                            as Collateral Agent

                            By: /s/ Rose T. Maravilla
                                -------------------------------
                                Name:  R. T. Maravilla
                                Title: Assistant Vice President

                            Address for Notices:
                            --------------------
                            101 California Street, #2725
                            San Francisco, California 94111
                            Telecopy:  415-693-8850

Signature Page to CE Generation Security Agreement

                                                                      SCHEDULE I
                                                                      ----------

                              FINANCING STATEMENTS
                              --------------------




Copies on file with Latham & Watkins.